UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2026
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OneSpan Inc.
(Exact name of registrant as specified in charter)
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Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Marina Park Drive, Unit 1410
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 766-4001
N/A
(Former name, former address and former fiscal year, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

On May 7, 2026, the Board of Directors (the “Board”) of OneSpan Inc. (the “Company”) terminated the stock repurchase program adopted by the Board on May 9, 2024 and adopted a new stock repurchase program (the “Repurchase Program”) under which the Company is authorized to repurchase up to $50 million of the Company’s issued and outstanding shares of common stock, exclusive of any fees, commissions, or other expenses related to such repurchases, on or prior to May 7, 2028. The Repurchase Program does not require the Company to acquire a specific number of shares, and the Repurchase Program may be modified, suspended from time to time, or terminated.

Share purchases under Repurchase Program may take place in open market transactions, through tender offers, or in privately negotiated transactions and may be made from time to time depending on market conditions, share price, trading volume, and other factors. The timing of any repurchases and the amount of common stock repurchased in any transaction is subject to the Company’s sole discretion and will depend upon market and business conditions, applicable legal and credit requirements and other considerations that management considers relevant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2026	OneSpan Inc.

/s/ Jorge Martell
Jorge Martell
Chief Financial Officer
(Principal Financial and Accounting Officer)